SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                       ____________________

                             FORM S-8POS
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CPI CORP.
     (Exact name of registrant as specified in its charter)

            Delaware                           43-1256674
            --------                           ----------
  (State or other jurisdiction              (I.R.S. Employer
 of incorporation or organization)         Identification No.)

 1706 Washington Avenue, St. Louis, Missouri         63103
----------------------------------------------------------------
 (Address of Principal Executive Offices)          (Zip Code)

                            CPI CORP.
                     1981 STOCK BONUS PLAN
 (As Amended and Restated Effective as of February 3, 1991)
                    (Full title of the plan)
                       --------------------
                            CPI Corp.
                    1706 Washington Avenue
                  St. Louis, Missouri  63103
           (Name and address of agent for service)

                        (314) 231-1575
  (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
                                              Proposed maximum
Title of securities        Amount to be       offering price
to be registered           registered         per share (1)
---------------------    -----------------    ----------------
Common Stock, par
 value $.40 per share    50,000 shares (2)    $          24.59

[FN]
(1) Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange for March 25, 1998.
(2) Plus such additional shares as may be issued pursuant to antidilution provisions.

CALCULATION OF REGISTRATION FEE ... (continued)
Proposed maximum                 Amount of
aggregate offering price (1)     registration fee (1)
----------------------------     --------------------
$             1,229,500          $       362.70

[FN]
(1) Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange for March 25, 1998.

Total number of sequentially numbered pages: 11
Exhibits begin on page: 9

                             Part II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 26, 1997;

         (c) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 19, 1997;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended November 8, 1997;

         (e) Registrant's Current Report on Form 8-K dated and filed November 14, 1997;

         (f) Registrant's Current Report on Form 8-K dated and filed December 8, 1997;

         (g) Registrant's Current Report on Form 8-K dated and filed December 9, 1997;

         (h) Registrant's Current Report on Form 8-K dated and filed January 8, 1998;

         (i) Registrant's Current Report on Form 8-K dated and filed January 14, 1998; and

         (j) The description of registrant's Common Stock contained in the Registration Statement on Form 8-A dated March 21, 1989, under Section 12 of the
             Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered hereunder have been sold, or which deregister all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable; the class of securities to be offered is registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The Opinion of Counsel was prepared by Jane E. Nelson, registrant's General Counsel and Secretary. As of March 27, 1998, Jane E. Nelson beneficially owned 945 shares of registrant's common stock. In addition, under the registrant's Voluntary Stock Option Plan, Jane E. Nelson had options to acquire 6,240 shares of registrant's common stock which are currently exercisable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Furthermore, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent, that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses such court deems are proper expenses.

         Registrant's Certificate of Incorporation provides that a director of the corporation shall not be held personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of any director of the corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) For the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of March, 1998.

                                 CPI CORP.

                                 By:  /s/  Russell H. Isaak
                                           ----------------
                                 Title:    President
                                           ----------------




                      POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Russell H. Isaak, Barry C. Arthur and Jane E. Nelson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                  Title                   Date
-------------------     -----------------------   -------------
/s/ Alyn V. Essman      Chairman of the Board     March 30, 1998
----------------------  Chief Executive Officer
   (Alyn V. Essman)     and Director (Principal
                        Executive Officer)

/s/ Barry C. Arthur     Vice President and        March 30, 1998
----------------------  Treasurer (Principal
   (Barry C. Arthur)    Financial and
                        Accounting Officer)

/s/ Russell Isaak       President                 March 30, 1998
----------------------
   (Russell Isaak)

/s/ Patrick J. Morris   Senior Executive          March 30, 1998
----------------------  Vice President
   (Patrick J. Morris)

/s/ Milford Bohm        Director                  March 30, 1998
----------------------
   (Milford Bohm)

/s/ Mary Ann Krey       Director                  March 30, 1998
----------------------
   (Mary Ann Krey)

/s/ Lee Liberman        Director                  March 30, 1998
----------------------
   (Lee Liberman)

/s/ Nicholas L. Reding  Director                  March 30, 1998
----------------------
   (Nicholas L. Reding)

/s/ Martin Sneider      Director                  March 30, 1998
----------------------
   (Martin Sneider)

/s/ Robert L. Virgil    Director                  March 30, 1998
----------------------
   (Robert L. Virgil)

                         EXHIBIT INDEX

Exhibit
Number   Description of Documents
------   ------------------------
3.1      Certificate of Incorporation (filed as Exhibit 4b to
         the registrant's Annual Report on Form 10-K dated
         April 27, 1990, registration number 1-10204). (3)

3.2 Amendment to Bylaws, (filed as Exhibit 3b, to the registrant's Annual Report on Form 10-K dated April 17,
         1990, registration number 1-10204). (3)

         Amendment to Bylaws, (filed as Exhibit 3b to the registrant's Annual Report on Form 10-K dated April 6,
         1994). (3)

         Amendment to Bylaws, (filed on the registrant's Form
         8-K dated August 3, 1995). (3)

         Amendment to Bylaws, (filed as Exhibit 3.1 to registrant's Annual Report on Form 10-K dated April 3,
         1997). (3)

4.1 Specimen common stock certificate (filed as Exhibit 3b to registrant's registration statement on Form S-1, registration number 2-77366). (3)

4.2      CPI Corp. Shareholder Rights Plan (filed as Exhibit 1
         to registrant's Form 8-A filed May 2, 1989). (3)

         First Amendment to CPI Corp. Shareholder Rights Plan
         (filed as Exhibit 4i to registrant's Form 10-Q filed
         September 3, 1993, registration number 1-10204). (3)

         Second Amendment to CPI Corp. Shareholder Rights Plan
         (filed on the registrant's Form 8-K filed August 3,
         1995, registration number 0-11227). (3)

5.1      Opinion of Counsel.
23.1     Consent of KPMG Peat Marwick LLP.
23.2     Consent of counsel (included in Exhibit 5.1).
24       Power of Attorney (included on Signature Page of the
         Registration Statement).

[FN]
(3) All such documents are incorporated herein by reference.